Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Maryland Dividend Advantage Municipal Fund 3

811-21153



The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2012.

A special meeting of shareholders was held in the offices of Nuveen Investments on April 5, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization.
The special meeting was subsequently adjourned to May 17, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            3,984,552
            1,451,631
   Against
               278,651
               154,445
   Abstain
               128,285
                 47,300
   Broker Non-Votes
            1,291,035
               424,049
      Total
            5,682,523
            2,077,425



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            3,964,014
            1,445,631
   Against
               295,963
               160,445
   Abstain
               131,511
                 47,300
   Broker Non-Votes
            1,291,035
               424,049
      Total
            5,682,523
            2,077,425

Voting results for the special meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the Agreement and Plan of
Reorganization.


   For
            4,300,878
            1,499,372
   Against
               147,507
                 63,039
   Abstain
               139,925
                 38,500
      Total
            4,588,310
            1,600,911



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090036.

Proxy materials for the special meeting are herein incorporated by reference to the SEC filing on January 24, 2012, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-12-021940.